SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 14, 2008


                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851


                           Commission File No. 0-16056


                      Incorporated in the State of Delaware


                      Federal Identification No. 06-1007765


                            Telephone: (203) 846-2274


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 204.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 1.01  Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition of Assets.

On March 7, 2008 the registrant acquired certain assets from the children's audio publisher, Musical Kidz LLC, pertaining to its mail-order and ecommerce divisions Musical Kidz is the publisher of children's music distributed on the record label, Music for Little People (MFLP).

The registrant purchased inventory, the URLs for Music for Little People and Musical Kidz, the mail order catalog known as Music for Little People, the customer mailing and e-mail lists, as well as certain trademark rights used in the direct-to-consumer and school and library lines of business.

Consideration for the transaction includes $350,000 in cash, $200,000 in the Company's authorized but unissued Common Stock and an earn-out payment in each of the next three years for Musical Kidz, if certain net income goals are met from the business being purchased. Of the $200,000 in authorized but unissued Trudy Common Stock, $100,000 in value is to be calculated at the average price per share on the fifteen (15) days prior to the closing and $100,000 worth of authorized but unissued Common Stock is to be issued on the first year's anniversary of the transaction's closing, valued at the average closing price per share for the ten (10) trading days preceding the date of issuance. In addition, Mr. Ostrow will be provided a three (3) year employment agreement with Trudy to manage the direct-to-consumer sales and marketing for the new line of businesses, which will also include Trudy's web site and direct mail catalog marketed under the Soundprints moniker.

Financing for the acquisition came from a loan from Trudy's principal shareholder through financing from People's United Bank secured by collateral pledged by such shareholder.



Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

         99.11    Press release of the registrant dated March 14, 2008.

         99.12 Asset Purchase Agreement and supporting schedules and exhibits, dated March 7, 2008.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRUDY CORPORATION

Date:   March 19, 2008                 By: /s/ ASHLEY C. ANDERSEN
                                           -------------------------------------
                                           Ashley C. Andersen,
                                           Chief Executive Officer










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